Exhibit 10.44

LIMITED LIABILITY COMPANY AGREEMENT
OF
BR CWS CIBOLO CANYON OWNER, LLC

This Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of BR CWS CIBOLO CANYON OWNER, LLC (the “Company”), is entered into by BR CWS 2017 PORTFOLIO JV, LLC, a Delaware limited liability company, as the sole equity member (the “Member”) as of the 22nd day of March, 2017. Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

The Member formed the Company as a limited liability company on March 22, 2017, pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”).

The Member hereby agrees as follows:

Section 1.          Name.

The name of the limited liability company formed hereby is BR CWS Cibolo Canyon Owner, LLC.

Section 2.          Principal Business Office.

The principal business office of the Company shall be located at c/o Bluerock Real Estate, 712 Fifth Avenue, 9th Floor, New York, New York 10019, or such other location as may hereafter be determined by the Member.

Section 3.          Registered Office.

The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, City of Wilmington, County of New Castle, Delaware 19808.

Section 4.          Registered Agent.

The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are Corporation Service Company, 2711 Centerville Road, City of Wilmington, County of New Castle, Delaware 19808.

Section 5.          Members.

(a)       The mailing address of the Member is set forth on Schedule B attached hereto.

(b)       The Member may act by written consent.

Section 6.          Certificates.

Christopher Vohs is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware and the Application for Registration of a Foreign Limited Liability Company with the Secretary of State of the State of Texas, his powers as an “authorized person” ceased, and the Member thereupon because the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. The Member shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any other jurisdiction in which the Company may wish to conduct business.

The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 7.          Purpose.

(a)       The purpose to be conducted or promoted by the Company is solely to engage in the financing, ownership, operation, maintenance and disposition of the Project and activities incidental thereto.

(b)       The Company is hereby authorized to perform, and the Member on behalf of the Company is hereby authorized to execute and deliver, the Loan Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto as approved by the Member in accordance with the terms of the Member LLC Agreement, all without any further act, vote or approval of any other Person. The foregoing authorization shall not be deemed a restriction on the powers of the Member to enter into other agreements on behalf of the Company.

Section 8.          Intentionally Omitted.

Section 9.          Management.

(a)       The business and affairs of the Company shall be managed by or under the direction of the Member.

(b)       Powers. The Member shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Section 7 and this Section 9, the Member has the authority to bind the Company. Notwithstanding anything to the contrary contained in this Agreement, the Member shall not take any action on behalf of the Company without obtaining the requisite written consent or ratification of such actions as required under the Member LLC Agreement. Except as otherwise provided in the Member LLC Agreement, the Member shall not delegate any of its rights or powers to manage and control the business and affairs of the Company without obtaining the requisite approval set forth in the Member LLC Agreement.

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(c)       Member as Agent. To the extent of its powers set forth in this Agreement, the Member is an agent of the Company for the purpose of the Company’s business, and the actions of the Member taken in accordance with such powers set forth in this Agreement shall bind the Company.

Section 10.         Intentionally Omitted.

Section 11.         Intentionally Omitted.

Section 12.         Limited Liability.

Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

Section 13.         Capital Contributions.

The Member has contributed to the Company property of an agreed value as listed on Schedule B attached hereto.

Section 14.         Additional Contributions.

The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time upon the written consent of such Member. To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule B of this Agreement. The provisions of this Agreement, including this Section 14, are intended to benefit the Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (other than a Covered Person) (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 15.         Allocation of Profits and Losses.

The Company’s profits and losses shall be allocated to the Member.

Section 16.         Distributions.

Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law or any Basic Document.

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Section 17.         Books and Records.

The Member shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The Member and its duly authorized representatives shall have the right to examine the Company’s books, records and documents during normal business hours. The Company’s books of account shall be kept using the method of accounting determined by the Member. The Company’s independent auditor, if any, shall be an independent public accounting firm selected by the Member.

Section 18.         Intentionally Omitted.

Section 19.         Other Business.

Notwithstanding any duty otherwise existing at law or in equity but subject to the terms of the Member LLC Agreement, the Member and any Affiliate of the Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others, and the Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 20.         Exculpation and Indemnification.

(a)       Except as otherwise provided in this Section 20, no Member, manager, representative or officer of the Company (collectively, the “Covered Persons”, and each, a “Covered Person”) shall be liable to the Company or to any other member for damages or otherwise with respect to any actions or failures to act taken or not taken relating to the Company, except to the extent any related loss results from fraud, gross negligence or willful misconduct or wanton misconduct on the part of such Covered Person or the willful breach of any obligation under this Agreement.

(b)       To the fullest extent permitted by applicable law, the Company hereby indemnifies, holds harmless and defends the Covered Persons from and against any loss, expense, damage or injury suffered or sustained by them (including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim) by reason of or arising out of (i) their activities on behalf of the Company or in furtherance of the interests of the Company, (ii) their status as Member, manager, representative, or officer of the Company, (iii) the Company’s assets, property, business or affairs (including, without limitation, the actions of any officer, director, member, manager or employee of the Company), if the acts or omissions were not performed or omitted fraudulently or as a result of gross negligence or willful or wanton misconduct by the indemnified party or as a result of the willful breach of any obligation under this Agreement by the indemnified party, or (iv) as otherwise may be required under the terms of the Member LLC Agreement; provided, however, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 20 shall be payable from amounts allocable to any other Person pursuant to the Loan Documents.

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(c)       Reasonable expenses incurred by the indemnified party in connection with any such proceeding relating to the foregoing matters shall be paid or reimbursed by the Company in advance of the final disposition of such proceeding upon receipt by the Company of (x) written affirmation by a Covered Person requesting indemnification of its good faith belief that it has met the standard of conduct necessary for indemnification by the Company and (y) a written undertaking by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that such Covered Person has not met such standard of conduct, which undertaking shall be an unlimited general obligation of the indemnified party but need not be secured.

(d)       A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e)       The foregoing provisions of this Section 20 shall survive any termination of this Agreement, but, to the extent any of the foregoing provisions are inconsistent with the provisions of the Member LLC Agreement, the terms of the Member LLC Agreement shall control.

Section 21.         Assignments.

Subject to the provisions set forth in the Loan Agreement, the Member may assign in whole or in part its limited liability company interest in the Company. Subject to Section 23, the transferee of a limited liability company interest in the Company shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 21, such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Loan Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

Section 22.         Resignation.

So long as any Obligation is outstanding, the Member may not resign, except as permitted under the Loan Documents. If the Member is permitted to resign pursuant to this Section 22, an additional member of the Company shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

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Section 23.         Admission of Additional Members.

Subject to the provisions set forth in the Loan Documents, one or more additional Members of the Company may be admitted to the Company with the written consent of the Member.

Section 24.         Dissolution.

(a)       The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 22 and 23), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member in the Company.

(b)       Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

(c)       Notwithstanding any other provision of this Agreement, the Member waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or the occurrence of an event that causes the Member to cease to be a member of the Company.

(d)       In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

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(e)       The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement, and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 25.         Waiver of Partition; Nature of Interest.

Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, the Member hereby irrevocably waives any right or power that such Person might have to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 16 hereof. The interest of the Member in the Company is personal property.

Section 26.         Benefits of Agreement; No Third-Party Rights.

None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (other than Covered Persons).

Section 27.         Severability of Provisions.

Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 28.         Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 29.         Binding Agreement.

Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 7, 9, 20, 21, 22, 23, 24, 26, 29 and 31, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member in accordance with its terms.

Section 30.         Governing Law.

This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

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Section 31.         Amendments.

Subject to the provisions set forth in the Loan Documents (if applicable), this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member.

Section 32.         Intentionally Omitted.

Section 33.         Notices.

Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

Section 34.         Effectiveness.

This Agreement shall be effective as the date set forth on page 1 hereof.

Section 35.         Member LLC Agreement.

In the event of any inconsistency between the terms and conditions set forth in this Agreement and the terms and conditions set forth in the Member LLC Agreement, the terms and conditions of the Member LLC Agreement shall control.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement to be effective as of the date first set forth above.

MEMBER:

BR CWS 2017 Portfolio JV, LLC, a Delaware limited liability company,

By:	BR CWS Portfolio Member, LLC,
a Delaware limited liability company,
its Manager

	By:	/s/ Jordan B. Ruddy
Name: Jordan B. Ruddy
Title: Authorized Signatory

SCHEDULE A

Definitions

A.            Definitions

When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

“Act” has the meaning set forth in the preamble to this Agreement.

“Affiliate” of any Person means:

(i)             Any other individual or entity that is, directly or indirectly, one of the following:

(A)         In Control of the applicable Person.

(B)         Under the Control of the applicable Person.

(C)         Under common Control with the applicable Person.

(ii)           Any individual that is a director or officer of the applicable Person.

(iii)           Any individual that is a director or officer of any entity described in clause (i) of this definition.

“Agreement” means this Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

“Bankruptcy” means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Basic Document” means this Agreement, the Loan Documents and all other documents and certificates contemplated thereby or delivered in connection therewith.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on March 22, 2017, as amended or amended and restated from time to time.

“Company” means BR CWS Cibolo Canyon Owner, LLC, a Delaware limited liability company.

“Control” means to possess, directly or indirectly, the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

“Covered Persons” has the meaning set forth in Section 20(a).

“Lender” means Fannie Mae, a corporation duly organized under the Federal National Mortgage Association Charter Act, as amended, 12 U.S.C. §1716 et seq. and duly organized and existing under the laws of the United States.

“Loan” means that certain loan in the original principal amount of $18,078,000.00, made by Original Lender to Original Borrower, as assigned by Original Lender to Fannie Mae, and to be assumed by the Company from Original Borrower pursuant to the Loan Assumption Agreement.

“Loan Agreement” means that certain Multifamily Loan and Security Agreement, dated as of May 27, 2014, by and between Original Borrower and Original Lender, as assigned and amended from time to time.

“Loan Assumption Agreement” means that certain Loan Assumption and Release Agreement to be dated effective as of ___________________, 2017, by and among Original Borrower, Borrower and Lender.

“Loan Documents” means any and all necessary documents evidencing or securing the Loan, as amended from time to time, and as assumed by Borrower pursuant to the Loan Assumption Agreement.

“Member” means BR CWS 2017 Portfolio JV, LLC, as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company.

“Member LLC Agreement” meant that certain Limited Liability Company Agreement of the Member dated as of March 22, 2017.

“Obligation” shall mean the indebtedness, liabilities and obligations of the Company under or in connection with the Loan Documents or any related document in effect as of any date of determination.

“Original Borrower” means BRE MF TPC LLC, a Delaware limited liability company.

“Original Lender” means Wells Fargo Bank, National Association, a national banking association.

“Person” means any natural person, sole proprietorship, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, limited liability limited partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or any other form of entity.

“Project” means that certain apartment complex known as Cibolo Canyon Apartment Homes, to be renamed Marquis at TPC, located in Bexar County, Texas.

B.           Rules of Construction

Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

SCHEDULE B

Member

Name	Mailing Address	Agreed Value of Capital Contribution	Membership Interest
BR CWS 2017 Portfolio JV, LLC	c/o Bluerock Real Estate 712 Fifth Avenue 9th Floor New York, New York 10019 c/o CWS Capital Partners LLC 14 Corporate Plaza, Suite 210 Newport Beach, CA 92660	$1,000.00	100%